Item 77 Mergers

On June 21, 2013, Fidelity Advisor Strategic Growth Fund, a series of Fidelity Advisor Series I, transferred all of its shares to Fidelity Stock Selector All Cap Fund, a series of Fidelity Capital Trust, solely in exchange for shares of Fidelity Stock Selector All Cap Fund and the assumption by Fidelity Stock Selector All Cap Fund of Fidelity Advisor Strategic Growth Fund’s liabilities, and such shares of Fidelity Stock Selector All Cap Fund were distributed constructively to shareholders of Fidelity Advisor Strategic Growth Fund in complete liquidation and termination of Fidelity Advisor Strategic Growth Fund. The transaction was approved by the Board on May 14, 2013.

On June 21, 2013, Fidelity 130/30 Large Cap Fund, a series of Fidelity Mt. Vernon Street Trust, transferred all of its shares to Fidelity Stock Selector All Cap Fund, a series of Fidelity Capital Trust, solely in exchange for shares of Fidelity Stock Selector All Cap Fund and the assumption by Fidelity Stock Selector All Cap Fund of Fidelity130/30 Large Cap Fund’s liabilities, and such shares of Fidelity Stock Selector All Cap Fund were distributed constructively to shareholders of Fidelity 130/30 Large Cap Fund in complete liquidation and termination of Fidelity 130/30 Large Cap Fund. The transaction was approved by the Board on May 14, 2013.

On June 21, 2013, Fidelity Large Cap Growth Fund, a series of Fidelity Devonshire Trust, transferred all of its shares to Fidelity Stock Selector All Cap Fund, a series of Fidelity Capital Trust, solely in exchange for shares of Fidelity Stock Selector All Cap Fund and the assumption by Fidelity Stock Selector All Cap Fund of Fidelity Large Cap Growth Fund’s liabilities, and such shares of Fidelity Stock Selector All Cap Fund were distributed constructively to shareholders of Fidelity Large Cap Growth Fund in complete liquidation and termination of Fidelity Large Cap Growth Fund. The transaction was approved by the Board on June 11, 2013.

On June 21, 2013, Fidelity Tax Managed Stock, a series of Fidelity Beacon Street Trust, transferred all of its shares to Fidelity Stock Selector All Cap Fund, a series of Fidelity Capital Trust, solely in exchange for shares of Fidelity Stock Selector All Cap Fund and the assumption by Fidelity Stock Selector All Cap Fund of Fidelity Tax Managed Stock Fund’s liabilities, and such shares of Fidelity Stock Selector All Cap Fund were distributed constructively to shareholders of Fidelity Tax Managed Stock Fund in complete liquidation and termination of Fidelity Tax Managed Stock. The transaction was approved by the Board on June 11, 2013.